                                                                     Exhibit 4.5

                                                               EXECUTION VERSION

================================================================================

                     U.S. GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                              RSC HOLDINGS II, LLC,
                             RSC HOLDINGS III, LLC,
                           RENTAL SERVICE CORPORATION,

                                       and

             CERTAIN DOMESTIC SUBSIDIARIES OF RSC HOLDINGS III, LLC,

                                   in favor of

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
             as U.S. Administrative Agent and U.S. Collateral Agent,

                          Dated as of November 27, 2006

================================================================================


                                Table of Contents

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ARTICLE I Defined Terms..................................................     2
   Section 1.1.  Definitions.............................................     2
   Section 1.2.  Other Definitional Provisions...........................    10

ARTICLE II Guarantee.....................................................    11
   Section 2.1.  Guarantee...............................................    11
   Section 2.2.  Right of Contribution...................................    12
   Section 2.3.  No Subrogation..........................................    12
   Section 2.4.  Amendments, etc. with respect to the Obligations........    13
   Section 2.5.  Guarantee Absolute and Unconditional....................    13
   Section 2.6.  Reinstatement...........................................    15
   Section 2.7.  Payments................................................    15

ARTICLE III Grant of Security Interest...................................    15
   Section 3.1.  Grant...................................................    15
   Section 3.2.  Pledged Collateral......................................    17
   Section 3.3.  Certain Limited Exceptions..............................    17
   Section 3.4.  Intercreditor Relations.................................    18

ARTICLE IV Representations and Warranties................................    18
   Section 4.1.  Representations and Warranties of Each Guarantor........    18
   Section 4.2.  Representations and Warranties of Each Grantor..........    19
   Section 4.3.  Representations and Warranties of Each Pledgor..........    22

ARTICLE V Covenants......................................................    23
   Section 5.1.  Covenants of Each Guarantor.............................    23
   Section 5.2.  Covenants of Each Grantor...............................    23
   Section 5.3.  Covenants of Each Pledgor...............................    27

ARTICLE VI Remedial Provisions...........................................    28
   Section 6.1.  Certain Matters Relating to Accounts....................    29
   Section 6.2.  Communications with Obligors; Grantors Remain Liable....    30
   Section 6.3.  Pledged Stock...........................................    30
   Section 6.4.  Proceeds to be Turned Over To U.S. Collateral Agent.....    31
   Section 6.5.  Application of Proceeds.................................    32
   Section 6.6.  Code and Other Remedies.................................    35
   Section 6.7.  Registration Rights.....................................    36
   Section 6.8.  Waiver; Deficiency......................................    37


                                       (i)


                                Table of Contents
                                   (continued)

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ARTICLE VII The Collateral Agent.........................................    37
   Section 7.1.  U.S. Collateral Agent's Appointment as
                 Attorney-in-Fact, etc...................................    37
   Section 7.2.  Duty of U.S. Collateral Agent...........................    39
   Section 7.3.  Financing Statements....................................    39
   Section 7.4.  Authority of U.S. Collateral Agent......................    40
   Section 7.5.  Right of Inspection.....................................    40

ARTICLE VIII Non-Lender Secured Parties..................................    40
   Section 8.1.  Rights to Collateral....................................    40
   Section 8.2.  Appointment of Agent....................................    42
   Section 8.3.  Waiver of Claims........................................    42

ARTICLE IX Miscellaneous.................................................    42
   Section 9.1.  Amendments in Writing...................................    42
   Section 9.2.  Notices.................................................    43
   Section 9.3.  No Waiver by Course of Conduct; Cumulative Remedies.....    43
   Section 9.4.  Enforcement Expenses; Indemnification...................    43
   Section 9.5.  Successors and Assigns..................................    44
   Section 9.6.  Set-Off.................................................    44
   Section 9.7.  Counterparts............................................    44
   Section 9.8.  Severability............................................    44
   Section 9.9.  Section Headings........................................    45
   Section 9.10. Integration.............................................    45
   Section 9.11. GOVERNING LAW...........................................    45
   Section 9.12. Submission To Jurisdiction; Waivers.....................    45
   Section 9.13. Acknowledgments.........................................    45
   Section 9.14. WAIVER OF JURY TRIAL....................................    46
   Section 9.15. Additional Granting Parties.............................    46
   Section 9.16. Releases................................................    46
   Section 9.17. Judgment................................................    47

   SCHEDULES
   Schedule 1 -- Notice Addresses of Guarantors
   Schedule 2 -- Pledged Securities
   Schedule 3 -- Perfection Matters
   Schedule 4 -- Location of Jurisdiction of Organization
   Schedule 5 -- Intellectual Property
   Schedule 6 -- Contracts


                                      (ii)

                                Table of Contents
                                   (continued)

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   Schedule 7 -- Commercial Tort Claims

   ANNEXES
   Annex 1 -- Acknowledgement and Consent of Issuers who are not
              Granting Parties
   Annex 2 -- Assumption Agreement


                                      (iii)

                     U.S. GUARANTEE AND COLLATERAL AGREEMENT

          U.S. GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 27, 2006, made by RSC HOLDINGS II, LLC, a Delaware limited liability company ("Holdings"), RSC HOLDINGS III, LLC, a Delaware limited liability company (in its specific capacity as Parent Borrower, together with its successors and assigns, the "Parent Borrower"), RENTAL SERVICE CORPORATION, an Arizona corporation ("RSC") and certain of the Parent Borrower's Subsidiaries that may become party hereto from time to time pursuant to Section 9.15 in favor of DEUTSCHE BANK AG, NEW YORK BRANCH ("DBNY"), as collateral agent (in such capacity, the "U.S. Collateral Agent") and administrative agent (in such capacity, the "U.S. Administrative Agent") for the banks and other financial institutions (collectively, the "Lenders"; individually, a "Lender") from time to time parties to the Credit Agreement described below and for the other Secured Parties (as defined below).

                                   WITNESSETH:

          WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the "Credit Agreement"), among Holdings, the Parent Borrower and RSC (together with the Parent Borrower and any other entity that becomes a borrower thereunder pursuant to subsection 7.9(b) of the Credit Agreement, the "U.S. Borrowers"), Rental Service Corporation of Canada Ltd. (together with any other entity that becomes a borrower pursuant to subsection 7.9(c) of the Credit Agreement, the "Canadian Borrowers"), the U.S. Collateral Agent, the U.S. Administrative Agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent and Canadian collateral agent (in such capacities, the "Canadian Administrative Agent" and "Canadian Collateral Agent"), and the other parties party thereto, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein (the Lenders, each Issuing Lender, the Administrative Agents, the Collateral Agents and each other Agent are herein called the "Lender Creditors");

          WHEREAS, the Borrowers are members of an affiliated group of companies that includes Holdings, the Borrowers, and any other Domestic Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof (all of the foregoing (other than the Canadian Borrowers and Canadian Finco) collectively, the "Granting Parties");

          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties in connection with the operation of their respective businesses;

          WHEREAS, the Borrowers and the other Granting Parties are engaged in related businesses, and each such Granting Party will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

          WHEREAS, it is a condition to the obligation of the Lenders to make their respective extensions of credit under the Credit Agreement that the Granting Parties shall execute and deliver this Agreement to the U.S. Collateral Agent for the benefit of the Secured Parties (as defined below);

          WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Permitted Hedging Arrangements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors" and, together with the Lender Creditors, the "Secured Parties");

          WHEREAS, the U.S. Collateral Agent and the Collateral Agent under, and as defined in, the Second Lien Term Loan Credit Agreement have entered into an Intercreditor Agreement with Holdings and certain of the Borrowers and the other Granting Parties, dated as of the date hereof (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, the "Intercreditor Agreement").

          NOW, THEREFORE, in consideration of the premises and to induce the U.S. Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Granting Party hereby agrees with the U.S. Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

                                    ARTICLE I

                                  Defined Terms

          Section 1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined: Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Letter-of-Credit Rights, Money, Promissory Notes, Records, Securities, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

          (b) The following terms shall have the following meanings:

          "Accounts": all accounts (as defined in the Code) of each Grantor, including, without limitation, all Accounts (as defined in the Credit Agreement) and Accounts Receivable of such Grantor.

          "Accounts Receivable": any right to payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper.

          "Adjusted Net Worth": of any Guarantor at any time, shall mean the greater of (x) $0 and (y) the amount by which the fair saleable value of such Guarantor's assets on the date of the respective payment hereunder exceeds its debts and other liabilities (including contingent liabilities, but without giving effect to any of its obligations under this Agreement or any other Loan Document, or pursuant to its guarantee with respect to any Indebtedness then outstanding pursuant to clauses (b) and (d) of subsection 8.2 of the Credit Agreement) on such date.

          "Agreement": this U.S. Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

          "Asset Sales Proceeds Account": one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Collateral and the proceeds or investment thereof.

          "Bankruptcy Case": (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

          "Borrower Loan Document Obligations": as defined in the definition of "Borrower Obligations" in this subsection 1.1(b).

          "Borrower Obligations": with respect to any Borrower, the collective reference to: all obligations and liabilities of such Borrower in respect of (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations, and all other obligations and liabilities of such Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the Letters of Credit, the other Loan Documents (all such obligations, liabilities and indebtedness under this clause
(i), except to the extent consisting of obligations and indebtedness with respect to Interest Rate Protection Agreement or Permitted Hedging Arrangements, being herein collectively called the "Borrower Loan Document Obligations"), and
(ii) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the "Borrower Other Obligations"); in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with the provision of such cash management services or a termination of any transaction entered into pursuant to any such Interest Rate Protection Agreement or

Permitted Hedging Arrangement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Administrative Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

          "Borrower Other Obligations": as defined in the definition of "Borrower Obligations" in this subsection 1.1(b).

          "Borrowers": the U.S. Borrowers, the Canadian Borrower and, from and after the date on which it executes and delivers to the U.S. Administrative Agent a Borrower Joinder Agreement, Canadian Finco.

          "Canadian Borrower Obligations": all Obligations of the Canadian Borrowers and any guarantees thereof (including by U.S. Loan Parties) pursuant to the Canadian Guarantee Agreement or pursuant to any other Loan Document.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 3; provided that, for purposes of subsection 6.5, Section 8 and subsection 9.16(b), "Collateral" shall have the meaning assigned to such term in the Credit Agreement.

          "Commercial Tort Action" any action, other than (i) an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors or (ii) an action arising out of or related to PL/PD Claims, that is commenced by a Grantor in the courts of the United States of America, any state or territory thereof or any political subdivision of any such state or territory, in which any Grantor seeks damages arising out of torts committed against it that would reasonably be expected to result in a damage award to it exceeding $40,000,000.

          "Commitments": the collective reference to (i) the Term Loan Commitments, (ii) the RCF Commitments and (iii) the obligation of the Issuing Lenders to issue Letters of Credit to the Borrowers pursuant to subsection 3.1 of the Credit Agreement.

          "Contracts": with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

          "Copyright Licenses": with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any copyright of such Grantor, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, any material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

          "Copyrights": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States and foreign copyrights, whether or not the underlying works of authorship have been published or registered, all United States and foreign copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

          "Credit Agreement": has the meaning provided in the Preamble hereto.

          "Excess Foreign Subsidiary Capital Stock" as defined in Section 3.1.

          "Excluded Assets": as defined in Section 3.3.

          "General Fund Account": the general fund account of the relevant Grantor established at the same office of the U.S. Collateral Account Bank as the U.S. Collateral Proceeds Account.

          "Granting Parties": as defined in the recitals hereto.

          "Grantor": Holdings, the U.S. Borrowers, and any other Domestic Subsidiary of the Parent Borrower that becomes a party hereto from time to time after the date hereof.

          "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Obligations guaranteed by such Guarantor pursuant to
Section 2 and (ii) (A) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party (all such obligations, liabilities and indebtedness under this clause (ii)(A), except to the extent consisting of obligations and indebtedness with respect to Interest Rate Protection Agreement or Permitted Hedging Arrangements, being herein collectively called the "Guarantor Loan Document Obligations," and, together with the Borrower Loan Obligations, the "Loan Document Obligations") and (B) any Interest Rate Protection Agreement or Permitted Hedging Arrangement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender (all such obligations, liabilities and indebtedness under this clause (ii)(B) being herein collectively called the "Guarantor Other Obligations," and, together with the Borrower Other Obligations, the "Other Obligations"); in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the U.S. Administrative Agent, to the Lead Arrangers or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "Guarantors": the collective reference to each Granting Party other than Holdings; provided, that, when referring to the U.S. Borrowers as Guarantors, such reference shall be a reference solely to a guaranty of the Obligations of the Canadian Borrowers and Canadian Finco.

          "Instruments": has the meaning specified in Article IX of the Code, but excluding the Pledged Securities.

          "Intellectual Property": with respect to any Grantor, the collective reference to such Grantor's Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trademarks and Trademark Licenses.

          "Intercompany Note": with respect to any Grantor, any promissory note in a principal amount in excess of $3,500,000 evidencing loans made by such Grantor to Holdings or any of its Subsidiaries.

          "Intercreditor Agreement": as defined in the recitals hereto.

          "Inventory": with respect to any Grantor, all inventory (as defined in the Code) of such Grantor, including, without limitation, all Inventory (as defined in the Credit Agreement) of such Grantor.

          "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code in effect in the State of New York on the date hereof (other than any Capital Stock of any Foreign Subsidiary excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Securities.

          "Issuers": the collective reference to the Persons identified on
Schedule 2 as the issuers of Pledged Stock, together with any successors to such companies (including, without limitation, any successors contemplated by subsection 8.5 of the Credit Agreement).

          "Lender Creditors": as defined in the recitals hereto.

          "Loan Document Obligations": as defined in the definition of "Guarantor Obligations" in this subsection 1.1(b).

          "Non-Lender Secured Parties": the collective reference to any person who, at the time of entering into any Interest Rate Protection Agreement or Permitted Hedging Arrangement secured hereby, was a Lender or an affiliate of any Lender and their respective successors and assigns.

          "Obligations": (i) in the case of each Borrower, its Borrower Obligations and its Guarantor Obligations and (ii) in the case of each other Guarantor, its Guarantor Obligations.

          "Other Creditors: as defined in the recitals hereto.

          "Other Obligations": as defined in the definition of "Guarantor Obligations" in this subsection 1.1(b).

          "Parent Borrower": as defined in the Preamble hereto.

          "Patent Licenses": with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any patent, patent application, or patentable invention other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

          "Patents": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States and foreign patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in
Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

          "Permitted Hedging Arrangement": as defined in subsection 8.17 of the Credit Agreement.

          "PL/PD Claims" means all claims that (i) arise out of or are related to damage to the property of the Parent Borrower or any of its Subsidiaries or out of bodily injury (including death) or damage to the property of Persons other than the Parent Borrower and its Subsidiaries and are classified as "public liability and property damage" claims for purposes of the consolidated financial statements of the Parent Borrower and its Subsidiaries and (ii) arise out of or are related to any policy of insurance under which the Parent Borrower or any of its Subsidiaries is an insured or otherwise a beneficiary.

          "Pledged Collateral": as to any Pledgor, the Pledged Securities now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

          "Pledged Notes": with respect to any Pledgor, all promissory notes issued to or held by any Grantor in a principal amount in excess of $3,500,000 (other than promissory notes issued in connection with an extension of trade credit by any Grantor in the ordinary course of business) and all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.

          "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

          "Pledged Stock": with respect to any Pledgor, the shares of Capital Stock listed on Schedule 2 as held by such Pledgor, together with any other shares of Capital Stock required to be pledged by such Pledgor pursuant to subsection 7.9 of the Credit Agreement, as well as any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, such Pledgor while this Agreement is in effect (provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, directly or indirectly,
(i) any of the Capital Stock of Subsidiaries of Foreign Subsidiaries or (ii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity).

          "Pledgor": Holdings (with respect to the Pledged Stock of the Parent Borrower and all other Pledged Collateral of the Parent Borrower), the U.S. Borrowers (with respect to Pledged Stock of the entities listed on Schedule 2 hereto under the name of such applicable Borrower and all other Pledged Collateral of such applicable Borrower) and each other Granting Party (with respect to Pledged Securities held by such Granting Party and all other Pledged Collateral of such Granting Party).

          "Primary Canadian Borrower Obligations": as defined in subsection
6.5.2.

          "Primary Obligations": as defined in subsection 6.5.2.

          "Primary U.S. Borrower Obligations": as defined in subsection 6.5.2.

          "Pro Rata Share": as defined in subsection 6.5.2.

          "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, Proceeds of Pledged Securities shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "Representative": as defined in subsection 6.5.4.

          "Restrictive Agreements": as defined in subsection 3.3(a).

          "RSC": as defined in the recitals hereto.

          "Parent Borrower": as defined in the recitals hereto.

          "Second-Lien Term Loan Guarantee and Collateral Agreement": that certain Guarantee and Collateral Agreement, dated as of the date hereof, among Holdings, the Parent Borrower, RSC and DBNY, as collateral agent, as amended, amended and restated, waived, supplemented or otherwise modified from time to time.

          "Secondary Canadian Borrower Obligations": as defined in subsection 6.5.2.

          "Secondary Obligations": as defined in subsection 6.5.2.

          "Secondary U.S. Borrower Obligations": as defined in subsection 6.5.2.

          "Secured Parties": as defined in the recitals hereto.

          "Security Collateral": with respect to any Granting Party, means, collectively, the Collateral (if any) and the Pledged Collateral (if any) of such Granting Party.

          "Specified Asset": as defined in subsection 4.2.2 hereof.

          "Trade Secret Licenses": with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trade secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

          "Trade Secrets": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States and foreign trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in connection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

          "Trademark Licenses": with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person who is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, the material license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

          "Trademarks": with respect to any Grantor, all of such Grantor's right, title and interest in and to all United States and foreign trademarks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trademark and service mark registrations, and applications for trademark or service mark registrations (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section l(b) of the Lanham Act, 15 U.S.C. Section 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections l(c) and l(d) of said Act has been filed, it being understood and agreed that the carve out in this parenthetical shall be applicable only if and for so long as a grant of a security interest in such intent to use application would invalidate or otherwise jeopardize Grantor's rights therein), and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in the United States, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

          "ULC Shares": shares in any unlimited company, incorporated or organized under the laws of Canada or any province or territory thereof, at any time owned or otherwise held by the Grantor.

          "U.S. Administrative Agent": as defined in the recitals hereto.

          "U.S. Borrowers": as defined in the recitals hereto.

          "U.S. Borrower Obligations" shall mean all Obligations of the U.S. Borrowers (but not as a Guarantor of any Canadian Borrower or any Canadian Subsidiary Guarantor) and any guarantees of such Obligations pursuant to this Agreement or pursuant to any other Loan Document.

          "U.S. Collateral Account Bank": Deutsche Bank AG, New York Branch, an Affiliate thereof or another bank which at all times is a Lender as selected by the relevant Grantor and consented to in writing by the U.S. Collateral Agent (such consent not to be unreasonably withheld or delayed).

          "U.S. Collateral Proceeds Account": a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the U.S. Collateral Account Bank in the name, and in the sole dominion and control of, the U.S. Collateral Agent for the benefit of the Secured Parties.

          Section 1.2. Other Definitional Provisions. (a) The words "hereof, "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Annex references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral, Pledged Collateral or Security Collateral, or any part thereof, when used in relation to a Granting Party shall refer to such Granting Party's Collateral, Pledged Collateral or Security Collateral or the relevant part thereof.

          (d) All references in this Agreement to any of the property described in the definition of the term "Collateral" or "Pledged Collateral", or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

                                   ARTICLE II

                                    Guarantee

          Section 2.1. Guarantee. (a) (i) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the U.S. Administrative Agent, for the ratable benefit of the applicable Secured Parties, the prompt and complete payment and performance by each U.S. Borrower and Canadian Finco when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such U.S. Borrower and Canadian Finco owed to the applicable Secured Parties, and (ii) each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the U.S. Administrative Agent, for the ratable benefit of the applicable Secured Parties, the prompt and complete payment and performance by each Canadian Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Canadian Borrower owed to the applicable Secured Parties.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable law, including applicable federal and state laws relating to the insolvency of debtors; provided that, to the maximum extent permitted under applicable law, it is the intent of the parties hereto that (x) the amount of the liability of any of the Guarantors or any guarantee in respect of Indebtedness permitted pursuant to clause (b) of subsection 8.2 of the Credit Agreement shall be reduced before the amount of the liability of the respective Guarantor is reduced hereunder and (y) the rights of contribution of each Guarantor provided in following subsection 2.2 be included as an asset of the respective Guarantor in determining the maximum liability of such Guarantor hereunder.

          (c) Each Guarantor agrees that the Borrower Obligations guaranteed by it hereunder may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the U.S. Administrative Agent or any other Secured Party hereunder.

          (d) The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Loans, any Reimbursement Obligations, all other Borrower Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement any of the Borrowers may be free from any Borrower Obligations, or (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor

(to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.

          (e) No payment made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the U.S. Administrative Agent or any other Secured Party from any of the Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Borrower guaranteed by it hereunder up to the maximum liability of such Guarantor hereunder until the earlier to occur of (i) the first date on which all the Loans, any Reimbursement Obligations, and all other Borrower Obligations then due and owing, are paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments are terminated or (ii) the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the Credit Agreement.

          Section 2.2. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (based, to the maximum extent permitted by law, on the respective Adjusted Net Worths of the Guarantors on the date the respective payment is made) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of subsection 2.3. The provisions of this subsection 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the U.S. Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the U.S. Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

          Section 2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the U.S. Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the U.S. Administrative Agent or any other Secured Party against any Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the U.S. Administrative Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the U.S. Administrative Agent and the other Secured Parties by the Borrowers on account of the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any Letter of Credit shall remain outstanding (and shall not have been cash collateralized in a manner satisfactory to the Issuing Lender) or any of the Commitments shall remain in effect, such amount shall be held by such

Guarantor in trust for the U.S. Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the U.S. Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the U.S. Administrative Agent if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the U.S. Administrative Agent may determine.

          Section 2.4. Amendments, etc. with respect to the Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party may be rescinded by the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the U.S. Collateral Agent or the U.S. Administrative Agent (or the Required Lenders or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the U.S. Collateral Agent, the U.S. Administrative Agent and each other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

          Section 2.5. Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this
Section 2; and all dealings between any of the Borrowers and any of the Guarantors, on the one hand, and the U.S. Collateral Agent, the U.S. Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to any of the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any suit for breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Borrowers against the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, taking, or release of Security Collateral, (e) any change in the structure or existence of any of the Borrowers, (f) any application of Security Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i),
(ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the U.S. Collateral Agent, the U.S. Administrative Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the

Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          Section 2.6. Reinstatement. The guarantee of any Guarantor contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations guaranteed by such Guarantor hereunder is rescinded or must otherwise be restored or returned by the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

          Section 2.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the U.S. Administrative Agent without set-off or counterclaim, in Dollars (or in the case of any amount required to be paid in any other currency pursuant to the requirements of the Credit Agreement or other agreement relating to the respective Obligations, such other currency), at the U.S. Administrative Agent's office specified in subsection 11.2 of the Credit Agreement or such other address as may be designated in writing by the U.S. Administrative Agent to such Guarantor from time to time in accordance with subsection 11.2 of the Credit Agreement.

                                   ARTICLE III

                           Grant of Security Interest

          Section 3.1. Grant. Each Grantor hereby grants, subject to existing licenses to use the Copyrights, Patents, Trademarks and Trade Secrets granted by such Grantor in the ordinary course of business, to the U.S. Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Collateral of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3. The term "Collateral", as to any Grantor, means the following property (wherever located) now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, except as provided in subsection 3.3:

          (a) all Accounts;

          (b) all Accounts Receivable;

          (c) all Money (including all cash);

          (d) all Cash Equivalents;

          (e) all Chattel Paper;

          (f) all Contracts;

          (g) all Deposit Accounts (including DDAs);

          (h) all Documents;

          (i) all Equipment;

          (j) all General Intangibles;

          (k) all Instruments;

          (l) all insurance proceeds;

          (m) all Intellectual Property;

          (n) all Inventory;

          (o) all Investment Property;

          (p) all Letter of Credit Rights;

          (q) all Rental Fleet;

          (r) all Fixtures;

          (s) all Commercial Tort Claims constituting Commercial Tort Actions described in Schedule 7 (together with any Commercial Tort Actions subject to a further writing provided in accordance with subsection 5.2.12);

          (t) all books and records pertaining to any of the foregoing;

          (u) the U.S. Collateral Proceeds Account; and

          (v) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, in the case of each Grantor, (w) Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral, (x) to the extent any Capital Stock of any Foreign Subsidiary is pledged hereunder which represent more than 65% of all classes of the Capital Stock of the respective Foreign Subsidiary (with all Capital Stock of the respective Foreign Subsidiary in excess of said 65% limit being herein called "Excess Foreign Subsidiary Capital Stock"), such Excess Foreign Subsidiary Capital Stock shall secure Borrower Obligations of the respective Grantor only as a guarantor of the Borrower Obligations of the Canadian Borrowers, and shall not secure any direct Obligations of the U.S. Borrowers (or guarantees of such Obligations by the respective Grantor) and (y) each Grantor shall be required to pledge hereunder 65% of the Capital Stock of each Foreign Subsidiary at any time and from time to time acquired by such Grantor, which Capital Stock shall not be subject to the limitations described in preceding clause (x).

          Section 3.2. Pledged Collateral. Each Granting Party that is a Pledgor, hereby grants to the U.S. Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.

          Section 3.3. Certain Limited Exceptions. No security interest is or will be granted pursuant hereto in any right, title or interest of any Granting Party under or in (collectively, the "Excluded Assets"):

          (a) any Instruments, Contracts, Chattel Paper, General Intangibles, Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses or other contracts or agreements with or issued by Persons other than Holdings, a Subsidiary of Holdings or an Affiliate thereof, (collectively, "Restrictive Agreements") that would otherwise be included in the Security Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Security Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the Code or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

          (b) any Equipment that would otherwise be included in the Security Collateral (and such Equipment shall not be deemed to constitute a part of the Security Collateral) if such Equipment is subject to a Lien permitted by subsection 8.3(h) of the Credit Agreement (but only for so long as such Liens are in place);

          (c) any property that would otherwise be included in the Security Collateral (and such property shall not be deemed to constitute a part of the Security Collateral) if such property has been sold or otherwise transferred in connection with a Sale and Leaseback Transaction permitted under subsection 8.11 of the Credit Agreement, or is subject to any Liens permitted under subsection 8.3(n) of the Credit Agreement. Notwithstanding the foregoing, the security interest of the Collateral Agent shall attach to any money, securities or other consideration received by any Grantor as consideration for the sale or other disposition of such property;

          (d) any Intellectual Property governed by the laws of a jurisdiction in which a security interest or similar lien of any kind is prohibited under that jurisdiction's laws, for so long as the laws of that jurisdiction so provide;

          (e) Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso contained in the parenthetical to such definition;

          (f) Capital Stock issued by Canadian Finco and any other ULC Shares. If the Grantor acquires any ULC Shares, it shall promptly notify the U.S. Collateral Agent. Upon the request of the U.S. Collateral Agent, such Grantor shall execute and deliver all such agreements and deliver all such other documents, opinions and certificates (including without limitation share certificates evidencing such ULC Shares) as the U.S. Collateral Agent may reasonably require to receive a perfected, first ranking priority security interest in the ULC Shares, in each case, in form and substance reasonably acceptable to the U.S. Collateral Agent;

          (g) Any forward contracts between RSC and RSC Canada entered into in connection with the loan made by Canadian Finco to RSC Canada; or

          (h) any Money, cash, checks, other negotiable instrument, funds and other evidence of payment held in any Deposit Account of the Parent Borrower or any of its Subsidiaries (i) for the benefit of customers of any Granting Party or any of its Subsidiaries in the ordinary course of business and (ii) in the nature of security deposit with respect to obligations for the benefit of the Parent Borrower or any of its Subsidiaries, which must be held for or returned to the applicable counterparty under applicable law or pursuant to Contractual Obligations.

          Section 3.4. Intercreditor Relations. Notwithstanding anything herein to the contrary, it is the understanding of the parties that the Liens granted pursuant to this Agreement shall with respect to all Security Collateral, be senior to the Liens granted to the Second-Lien Collateral Agent (as defined in the Intercreditor Agreement) for the benefit of the holders of the Second-Lien Obligations (as defined in the Intercreditor Agreement) to secure the Second-Lien Obligations (as defined in the Intercreditor Agreement) pursuant to the Second-Lien Term Loan Guarantee and Collateral Agreement. Notwithstanding anything herein to the contrary, the Liens and security interest granted to the U.S. Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the U.S. Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

                                   ARTICLE IV

                         Representations and Warranties

          Section 4.1. Representations and Warranties of Each Guarantor. To induce the U.S. Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Guarantor hereby represents and warrants to the U.S. Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the U.S. Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent Borrower's knowledge shall, for the purposes of this subsection 4.1, be deemed to be a reference to such Guarantor's knowledge.

          Section 4.2. Representations and Warranties of Each Grantor. To induce the U.S. Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the U.S. Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:

          4.2.1 Title; No Other Liens. Except for the security interests granted to the U.S. Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor's Collateral by the Credit Agreement (including, without limitation, subsection 8.3 thereof), such Grantor owns each item of such Grantor's Collateral free and clear of any and all Liens. Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to all or any part of such Grantor's Collateral is on file or of record in any public office, except such as have been filed in favor of the U.S. Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement (including without limitation subsection
     8.3 thereof) or any other Loan Document or for which termination statements will be delivered on the Closing Date.

          4.2.2 Perfected First Priority Liens. (a) This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor's Security Collateral in favor of the U.S. Collateral Agent for the benefit of the Secured Parties, except
     (i) with respect to all Intellectual Property that is an Excluded Asset or
     (ii) as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (b) Except with regard to (i) Liens (if any) on Specified Assets and
     (ii) any rights in favor of the United States government as required by law (if any), upon the completion of the Filings and, with respect to Instruments, Chattel Paper and Documents upon the earlier of such Filing or the delivery to and continuing possession by the U.S. Collateral Agent, of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, and the obtaining and maintenance of "control" (as described in the Code) by the U.S. Collateral Agent, the Canadian Collateral Agent, the U.S. Administrative Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the Intercreditor Agreement of all Deposit Accounts, the U.S. Collateral Proceeds Account, Electronic Chattel Paper and Letter of Credit Rights a security interest in which is perfected by "control" and in the case of Commercial Tort Actions (other than such Commercial Tort Actions listed on
     Schedule 7 on the date of this Agreement), the taking of the actions required by subsection 5.2.12 herein, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor's Security Collateral in favor of the U.S. Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the U.S. Collateral Agent or the recording of other applicable documents in the United States Patent and Trademark Office or United States Copyright Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this subsection 4.2.2(b), the following terms shall have the following meanings:

               "Filings": the filing or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a notice thereof with respect to Intellectual Property as set forth in Schedule 3,
     (iii) the recordation after the Closing Date on the certificate of title related thereto of each Lien granted in favor of the U.S. Collateral Agent hereunder, subject to certificate of title statutes, and (iv) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

               "Financing Statements": the financing statements delivered to the U.S. Collateral Agent by such Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 4.

               "Ordinary Course Transferees": (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, (ii) with respect to general intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

               "Permitted Liens": Liens permitted pursuant to the Credit Documents, including without limitation those permitted to exist pursuant to subsection 8.3 of the Credit Agreement.

               "Specified Assets": the following property and assets of such
     Grantor:

               (1) Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office (including Liens on such Patents, Patent Licenses, Trademarks and Trademark Licenses that are non-U.S. Patents, Patent Licenses, Trademarks and Trademark Licenses) or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Parent Borrower and its Subsidiaries taken as a whole;

               (2) Copyrights and Copyright Licenses with respect thereto and Accounts or receivables arising therefrom to the extent that the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction is not applicable to the creation or perfection of Liens thereon;

               (3) Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia;

               (4) goods included in Collateral received by any Person from any Grantor for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person;

               (5) Equipment constituting Fixtures (other than any such Equipment subject to a Mortgage);

               (6) Proceeds of Accounts or Inventory which do not themselves constitute Collateral or which have not yet been transferred to or deposited in the U.S. Collateral Proceeds Account (if any) or to a Blocked Account; and

               (7) uncertificated securities (to the extent a security interest is not perfected by the filing of a financing statement).

          4.2.3 Jurisdiction of Organization. On the date hereof, such Grantor's jurisdiction of organization is specified on Schedule 4.

          4.2.4 Farm Products. None of such Grantor's Collateral constitutes, or is the Proceeds of, Farm Products.

          4.2.5 Accounts Receivable. The amounts represented by such Grantor to the U.S. Administrative Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor's Accounts Receivable constituting Security Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the U.S. Administrative Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the U.S. Administrative Agent in writing.

          4.2.6 Patents, Copyrights and Trademarks. Schedule 5 lists all material Trademarks, material Copyrights and material Patents, in each case, registered in the

     United States Patent and Trademark Office or the United States Copyright Office or other equivalent foreign office, as applicable, and owned by such Grantor in its own name as of the date hereof, and all material Trademark Licenses, all material Copyright Licenses and all material Patent Licenses (including, without limitation, material Trademark Licenses for registered Trademarks, material Copyright Licenses for registered Copyrights and material Patent Licenses for registered Patents) owned by such Grantor in its own name as of the date hereof.

          Section 4.3. Representations and Warranties of Each Pledgor. To induce the U.S. Collateral Agent, the U.S. Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Pledgor hereby represents and warrants to the U.S. Collateral Agent and each other Secured Party that:

          4.3.1 Except as provided in subsection 3.3, the shares of Pledged Stock pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of such Subsidiary owned by such Pledgor.

          4.3.2 All the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable (or the equivalent, if any, under applicable foreign law).

          4.3.3 Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the Credit Agreement.

          4.3.4 Upon the delivery to the U.S. Collateral Agent of the certificates, if any, evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting certificated securities by this Agreement, assuming the continuing possession of such Pledged Securities by the U.S. Collateral Agent will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the Code, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4.3.5 Upon the earlier of (x) (to the extent a security interest in uncertificated securities may be perfected by the filing of a financing statement) the filing of the financing statements listed on Schedule 3 hereto and (y) the obtaining and maintenance of "control" (as described in the Code) by the U.S. Collateral Agent (or its agent appointed for purposes of perfection) of all Pledged Securities that constitute uncertificated securities, the security interest created by this Agreement in such Pledged Securities that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Securities constituting uncertificated securities, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, to the extent provided in and governed by the Code, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                                    ARTICLE V

                                    Covenants

          Section 5.1. Covenants of Each Guarantor. Each Guarantor covenants and agrees with the U.S. Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Loans, any Reimbursement Obligations, and all other Obligations then due and owing, shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated or (ii) as to any Guarantor, the date upon which all the Capital Stock of such Guarantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          Section 5.2. Covenants of Each Grantor. Each Grantor covenants and agrees with the U.S. Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Loans, any Reimbursement Obligations and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated or (ii) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) in accordance with the terms of the Credit Agreement:

          5.2.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor's Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the U.S. Collateral Agent, for the ratable benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the U.S. Collateral Agent, such Instrument or Chattel Paper (other than ordinary course rental contracts for Rental Fleet) shall be promptly delivered to the U.S. Collateral Agent, duly indorsed in a manner satisfactory to the U.S. Collateral Agent, to be held as Collateral pursuant to this

     Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the Credit Agreement.

          5.2.2 Maintenance of Insurance. Such Grantor will maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Parent Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business; furnish to the U.S. Collateral Agent, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the U.S. Collateral Agent shall be named as additional insureds with respect to liability policies and the U.S. Collateral Agent shall be named loss payee with respect to the casualty insurance maintained by such Grantor with respect to such Grantor's Collateral.

          5.2.3 Payment of Obligations. Such Grantor will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor's Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor's Collateral, except that no such tax, assessment, charge or levy need be paid or satisfied if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor.

          5.2.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor's Collateral as a perfected security interest having at least the priority described in subsection
     4.2.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the U.S. Collateral Agent from time to time statements and schedules further identifying and describing such Grantor's Collateral and such other reports in connection with such Grantor's Collateral as the U.S. Collateral Agent may reasonably request in writing, all in reasonable detail.

          (c) Except with respect to Intellectual Property that is an Excluded Asset, at any time and from time to time, upon the written request of the U.S. Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the U.S. Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          5.2.5 Changes in Name, Jurisdiction of Organization, etc. Such Grantor will not, except upon not less than 30 days' prior written notice to the U.S. Collateral Agent, change its name or jurisdiction of organization (whether by merger of otherwise); provided that, promptly after receiving a written request therefor from the U.S. Collateral Agent, such Grantor shall deliver to the U.S. Collateral Agent all additional financing statements and other documents reasonably requested by the U.S. Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

          5.2.6 Notices. Such Grantor will advise the U.S. Administrative Agent promptly, in reasonable detail, of:

          (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of such Grantor's Collateral which would materially adversely affect the ability of the U.S. Collateral Agent to exercise any of its remedies hereunder; and

          (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.

          5.2.7 Pledged Stock. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the U.S. Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 with respect to the Pledged Stock issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Stock issued by it.

          5.2.8 Accounts Receivable. (a) With respect to Accounts Receivable constituting Collateral, other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor's Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any Account Receivable unless such extensions, compromises, settlements, releases, credits or discounts would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.

          (b) Such Grantor will deliver to the U.S. Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.

          5.2.9 Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

          5.2.10 Acquisition of Intellectual Property. Within 90 days after the end of each calendar year, such Grantor will notify the U.S. Collateral Agent of any acquisition by such Grantor of (i) any registration of any material Copyright, Patent or Trademark or (ii) any exclusive rights under a material Copyright License, Patent License or Trademark License constituting Collateral, and, except with respect to Intellectual Property that is an Excluded Asset, shall take such actions as may be reasonably requested by the U.S. Collateral Agent (but only to the extent such actions are within such Grantor's control) to perfect the security interest granted to the U.S. Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent or Trademark constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or
     (y) the making of appropriate filings (I) of financing statements under the Uniform Commercial Code of any applicable jurisdiction and/or (II) in the United States Patent and Trademark Office, or with respect to Copyrights and Copyright Licenses, another applicable United States office).

          5.2.11 Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

          5.2.12 Commercial Tort Actions. All Commercial Tort Actions of each Grantor in existence on the date of this Agreement, known to such Grantor after reasonable inquiry, are described in Schedule 7 hereto. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Action, such Grantor shall promptly notify the U.S. Collateral Agent and the U.S. Administrative Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the U.S. Collateral Agent and the U.S. Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the U.S. Collateral Agent and the U.S. Administrative Agent.

          5.2.13 Deposit Accounts; Etc. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case maybe, so that no breach of subsection 4.16 of the Credit Agreement is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

          5.2.14 Protection of Trademarks. Such Grantor shall not, with respect to any Trademarks that are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality.

          5.2.15 Protection of Intellectual Property. Subject to the Credit Agreement, such Grantor shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, expire, or become abandoned, or unenforceable.

          5.2.16 Assignment of Letter of Credit Rights. In the case of any Letter-of-Credit Rights of any Grantor in any letter of credit exceeding $5,000,000 in value acquired following the Closing Date, such Grantor shall use its commercially reasonable efforts to promptly obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the UCC, pursuant to an agreement in form and substance reasonably satisfactory to the U.S. Administrative Agent.

          Section 5.3. Covenants of Each Pledgor. Each Pledgor covenants and agrees with the U.S. Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the Loans, any Reimbursement Obligations, and all other Obligations then due and owing shall have been paid in full in cash, no Letter of Credit shall be outstanding (except for Letters of Credit that have been cash collateralized in a manner satisfactory to the Issuing Lender) and the Commitments shall have terminated or (ii) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the terms of the Credit Agreement:

          5.3.1 Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the U.S. Collateral Agent and the other Secured Parties, hold the same in trust for the U.S. Collateral Agent and the other Secured Parties and deliver the same forthwith to the U.S. Collateral Agent (who will hold the same on behalf of the Secured Parties) in the exact form received, duly indorsed by such Pledgor to the U.S. Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the U.S. Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection
     3.3 and provided that in no event shall there be pledged, nor shall any Pledgor be required to pledge, more than 65% of any series of the outstanding Capital Stock of any Foreign Subsidiary pursuant to this Agreement). Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Parent Borrower in accordance with the Credit Agreement) shall be paid over to the U.S. Collateral Agent to be held by it hereunder as additional collateral security for the

     Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the U.S. Collateral Agent, be delivered to the U.S. Collateral Agent to be held by it hereunder as additional collateral security for the Obligations in each case except as otherwise provided by the Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the U.S. Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

          5.3.2 Maintenance of Pledged Stock. Without the prior written consent of the U.S. Collateral Agent, such Pledgor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the U.S. Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof. Each interest in any limited liability company created after the Closing Date pledged hereunder shall be represented by a certificate, shall be a "security" within the meaning of the Article VIII of the Code and shall be governed by Article VIII of the Code. The charter documents of each such limited liability company shall include an express provision providing that each interest in such entity "is a security governed by Article VIII of the Uniform Commercial Code in effect in the State of New York on the date hereof".

          5.3.3 Pledged Notes. Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the U.S. Collateral Agent, all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $3,500,000), endorsed in blank or, at the request of the U.S. Collateral Agent, endorsed to the U.S. Collateral Agent. Furthermore, within ten Business Days after any Pledgor obtains a Pledged Note with a principal amount in excess of $5,000,000, such Pledgor shall cause such Pledged Note to be delivered to the U.S. Collateral Agent endorsed in blank or, at the request of the U.S. Collateral Agent endorsed to the U.S. Collateral Agent.

                                   ARTICLE VI

                               Remedial Provisions

          Section 6.1. Certain Matters Relating to Accounts. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the U.S. Collateral Agent shall have the right to make test verifications of the Accounts Receivable constituting Collateral in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the U.S. Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the U.S. Collateral Agent's reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the U.S. Collateral Agent to furnish to the U.S. Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

          (b) The U.S. Collateral Agent hereby authorizes each Grantor to collect such Grantor's Accounts Receivable constituting Collateral and the U.S. Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement. If required by the U.S. Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivables constituting Collateral, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited in, or otherwise transferred by such Grantor to, the U.S. Collateral Proceeds Account, subject to withdrawal by the U.S. Collateral Agent for the account of the Secured Parties only as provided in subsection 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the U.S. Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the U.S. Collateral Account Bank (or by any Grantor in trust for the benefit of the U.S. Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in subsection 9(a) of the Credit Agreement has occurred and is continuing, at the U.S. Collateral Agent's election, each of the U.S. Collateral Agent and the U.S. Administrative Agent may apply all or any part of the funds on deposit in the U.S. Collateral Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in subsection 6.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the U.S. Collateral Proceeds Account shall be remitted as provided in subsection 6.1(d) hereof.

          (c) At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, at the U.S. Collateral Agent's request, each Grantor shall deliver to the U.S. Collateral Agent copies or, if required by the U.S. Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor's Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor's Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

          (d) So long as no Event of Default has occurred and is continuing, the U.S. Collateral Agent shall instruct the U.S. Collateral Account Bank to promptly remit any funds on deposit in each Grantor's U.S. Collateral Proceeds Account to such Grantor's General Fund Account. In the event that an Event of Default has occurred and is continuing, the U.S. Collateral Agent and the Grantors agree that the U.S. Collateral Agent, at its option, may require that each U.S. Collateral Proceeds Account and the General Funds Account of each Grantor be established at the U.S. Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

          Section 6.2. Communications with Obligors; Grantors Remain Liable. (a) The U.S. Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, communicate with obligors under the Accounts Receivable constituting Collateral and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the U.S. Collateral Agent's satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

          (b) Upon the request of the U.S. Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the Credit Agreement, each Grantor shall notify obligors on such Grantor's Accounts Receivable and parties to such Grantor's Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the U.S. Collateral Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the U.S. Collateral Agent.

          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor's Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the U.S. Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the U.S. Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

          Section 6.3. Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the U.S. Collateral Agent shall have given notice to the relevant Pledgor of the U.S. Collateral Agent's intent to exercise its corresponding rights pursuant to subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Stock (subject to the last two sentences of subsection 5.3.1 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) which, in the U.S. Collateral Agent's reasonable judgment, would materially impair the Pledged Stock or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the U.S. Collateral Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the U.S. Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations of the relevant Pledgor in such order as is provided in subsection 6.5, and (ii) any or all of the Pledged Stock shall be registered in the name of the U.S. Collateral Agent or its nominee, as applicable, may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the U.S. Collateral Agent, of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the U.S. Collateral Agent may reasonably determine), all without liability (other than for its gross negligence or willful misconduct, as determined in a final non-appealable decision issued by a court of competent jurisdiction) except to account for property actually received by it, but the U.S. Collateral Agent shall have no duty, to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the U.S. Collateral Agent, shall not exercise any voting or other consensual rights pertaining to the Pledged Stock in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.

          (c) Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the U.S. Collateral Agent in writing that
(x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the U.S. Collateral Agent.

          Section 6.4. Proceeds to be Turned Over To U.S. Collateral Agent. In addition to the rights of the U.S. Collateral Agent and the other Secured Parties specified in subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the U.S. Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Collateral received by such Grantor consisting of cash, checks and other Cash Equivalent items shall be held by such Grantor in trust for the U.S. Collateral Agent and the other Secured Parties hereto or the Secured Parties (as defined in the Second-Lien Term Loan Guarantee and Collateral Agreement) as applicable, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the U.S. Collateral Agent (or its agent appointed for purposes of perfection) in the exact form received by such Grantor (duly indorsed by such Grantor to the U.S. Collateral Agent if required). All Proceeds of Collateral received by the U.S. Collateral Agent hereunder shall be held by the U.S. Collateral Agent in the relevant U.S. Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds of Collateral while held by the U.S. Collateral Agent in such U.S. Collateral Proceeds Account (or by the relevant Grantor in trust for the U.S. Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5.

          Section 6.5. Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party's Collateral (as defined in the Credit Agreement) received by the U.S. Collateral Agent (whether from the relevant Granting Party or otherwise) shall be held by the U.S. Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the U.S. Collateral Agent, be applied by the U.S. Collateral Agent as follows:

          (a) first, to the payment of all amounts owing the U.S. Collateral Agent for (i) any amounts advanced by the U.S. Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, (ii) in the event of the enforcement of any indebtedness, obligations, or liabilities of any Grantor, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the U.S. Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs and (iii) all amounts paid to which the U.S. Collateral Agent has the right to reimbursement under subsection 9.4;

          (b) second, to the extent proceeds remain after the application pursuant to the preceding clause (a), to the payment of all amounts owing to any Agent pursuant to any of the Loan Documents in its capacity as such;

          (c) third, but subject to the provisions of the following subclauses
     6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to the preceding clauses (a) and (b), an amount equal to the outstanding Primary U.S. Borrower Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Primary U.S. Borrower Obligations or, if the proceeds are insufficient to pay in full all such Primary U.S. Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (d) fourth, but subject to the provisions of the following subclauses
     6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (c), an amount equal to the outstanding Primary Canadian Borrower


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

     Obligations shall be paid to the Secured Parties as provided in subsection
     6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Primary Canadian Borrower Obligations or, if the proceeds are insufficient to pay in full all such Primary Canadian Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (e) fifth, but subject to the provisions of subclauses 6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (d), inclusive, an amount equal to the outstanding Secondary U.S. Borrower Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Secondary U.S. Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary U.S. Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (f) sixth, but subject to the provisions of subclauses 6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (e), inclusive, an amount equal to the outstanding Secondary Canadian Borrower Obligations shall be paid to the Secured Parties as provided in subsection 6.5.2 hereof, with each Secured Party receiving an amount equal to its outstanding Secondary Canadian Borrower Obligations or, if the proceeds are insufficient to pay in full all such Secondary Canadian Borrower Obligations, its Pro Rata Share of the amount remaining to be distributed;

          (g) seventh, but subject to the provisions of subclauses 6.5.6 and 6.5.7, to the extent proceeds remain after the application pursuant to preceding clauses (a) through (f), inclusive, ratably to any then remaining unpaid Obligations; and

          (h) eighth, to the extent proceeds remain after the application pursuant to the preceding clauses (a) through (g), inclusive, and following the termination of this Agreement, to the relevant Grantor or to whomever may be lawfully entitled to such surplus.

          6.5.2 For purposes of this Agreement, (i) "Pro Rata Share" shall mean, when calculating a Secured Party's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party's Primary U.S. Borrower Obligations, Primary Canadian Borrower Obligations, Secondary U.S. Borrower Obligations or Secondary Canadian Borrower Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary U.S. Borrower Obligations, Primary Canadian Borrower Obligations, Secondary U.S. Borrower Obligations or Secondary Canadian Borrower Obligations, as the case may be, (ii) "Primary Obligations" shall mean (x) in the case of the Loan Document Obligations, all unpaid principal of, premium, if any, fees and interest on, all Loans, all Reimbursement Obligations and all fees and expenses due and owing pursuant to the Credit Agreement and (y) in the case of the Other Obligations, all amounts due under each Interest Rate Protection Agreement or Permitted Hedging Arrangement with an Other Creditor (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities), (iii) "Secondary Obligations" shall mean all Obligations other than Primary Obligations, (iv) "Primary U.S. Borrower Obligations" shall mean all Primary

Obligations which are also U.S. Borrower Obligations, (v) "Secondary U.S. Borrower Obligations" shall mean all Secondary Obligations which are also U.S. Borrower Obligations, (vi) "Primary Canadian Borrower Obligations" shall mean all Primary Obligations which are also Canadian Borrower Obligations and (vii) "Secondary Canadian Borrower Obligations" shall mean all Secondary Obligations which are also Canadian Borrower Obligations.

          6.5.3 Each of the Secured Parties, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all Loans and Reimbursement Obligations constituting Primary U.S. Borrower Obligations or Primary Canadian Borrower Obligations, as the case may be, have been paid in full), such amounts shall be paid to the U.S. Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the respective Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement constituting Primary U.S. Borrower Obligations or Primary Canadian Borrower Obligations, as the case may be, and after the application of all such cash security to the repayment of all Obligations owing to the respective Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the U.S. Administrative Agent to the U.S. Collateral Agent for distribution in accordance with provisions set forth above in this subsection 6.5.

          6.5.4 All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the U.S. Administrative Agent for the account of the Lender Creditors and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

          6.5.5 For purposes of applying payments received in accordance with this subsection 6.5, the U.S. Collateral Agent shall be entitled to rely upon
(i) the Administrative Agents and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agents, each Representative and the Other Creditors agree (or shall agree) to provide upon request of the U.S. Collateral Agent) of the outstanding Primary U.S. Borrower Obligations, Primary Canadian Borrower Obligations, Secondary Canadian Borrower Obligations and Secondary Canadian Borrower Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agents and each Representative, in furnishing information pursuant to the preceding sentence, and the U.S. Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor to the contrary, the U.S. Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Permitted Hedging Arrangements with an Other Creditor are in existence.

          6.5.6 Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this subsection 6.5 consist of proceeds received from a sale or other disposition of Excess Foreign Subsidiary Capital Stock, such proceeds will be applied as otherwise required above in this subsection 6.5, but for this purpose treating the outstanding Primary Obligations and Secondary Obligations as only those obligations secured by the Excess Foreign Subsidiary Capital Stock in accordance with the provisions of clause (x) to the proviso appearing at the end of subsection 3.1 hereof. In determining whether any Excess Foreign Subsidiary Capital Stock has been sold or otherwise disposed of, the U.S. Collateral Agent shall treat any sale or disposition of Capital Stock of any Foreign Subsidiary as first being a sale of Capital Stock which is not Excess Foreign Subsidiary Capital Stock until such time as the stock sold represents 65% of the total combined voting power of all classes of Capital Stock of the respective Foreign Subsidiary and, after such threshold has been met, any further sales of Capital Stock of the respective Foreign Subsidiary shall be treated as sales of Excess Foreign Subsidiary Capital Stock.

          6.5.7 Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this subsection 6.5 consist of proceeds received under any Canadian Security Document, such proceeds will be applied as otherwise required above in this subsection 6.5, but for this purpose
(i) reversing clauses (c) and (d) above (thereby treating clause (d) as if it were the third priority of distribution, and treating clause (c) as if it were the fourth priority of distribution) and reversing clauses (e) and (f) above (thereby treating clause (f) above as if it were the fifth priority of distribution and treating clause (e) above as if it were the sixth priority distribution), in each case mutatis mutandis and with any necessary reference changes (to clauses, etc.) and (ii) treating the outstanding Primary Obligations and Secondary Obligations as only those obligations secured by the respective Canadian Security Document.

          6.5.8 It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

          Section 6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the U.S. Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code, under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law, the U.S. Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Granting Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Security Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Security Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the U.S. Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The U.S. Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Security Collateral so sold, free of any right or equity of redemption in such Granting Party, which right or equity is hereby waived and released. Each Granting Party further agrees, at the U.S. Collateral Agent's request, to assemble the Security Collateral and make it available to the U.S. Collateral Agent at places which the U.S. Collateral Agent shall reasonably select, whether at such Granting Party's premises or elsewhere. The U.S. Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Security Collateral or in any way relating to the Security Collateral or the rights of the U.S. Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Granting Party then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the U.S. Collateral Agent of any other amount required by any provision of law, including, without limitation,
Section 9-615(a)(3) of the Code, need the U.S. Collateral Agent account for the surplus, if any, to such Granting Party. To the extent permitted by applicable law, (i) such Granting Party waives all claims, damages and demands it may acquire against the U.S. Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Security Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the U.S. Collateral Agent or such other Secured Party (in each case as determined in a final non-appealable decision issued by a court of competent jurisdiction), and (ii) if any notice of a proposed sale or other disposition of Security Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          Section 6.7. Registration Rights. (a) If the U.S. Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 6.6, and if in the reasonable opinion of the U.S. Collateral Agent it is necessary or reasonably advisable to have the Pledged Stock (other than Pledged Stock of Special Purpose Subsidiaries), or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the U.S. Collateral Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all states and the District of Columbia that the U.S. Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Such Pledgor recognizes that the U.S. Collateral Agent may be unable to effect a public sale of any or all such Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The U.S. Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Stock pursuant to this subsection
6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the U.S. Collateral Agent and the Lenders, that the U.S. Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.

          Section 6.8. Waiver; Deficiency. Each Granting Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Collateral are insufficient to pay in full, the Loans, Reimbursement Obligations constituting Obligations of such Granting Party and, to the extent then due and owing, all other Obligations of such Granting Party and the reasonable fees and disbursements of any attorneys employed by the U.S. Collateral Agent or any other Secured Party to collect such deficiency.

                                   ARTICLE VII

                              The Collateral Agent

          Section 7.1. U.S. Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Each Granting Party hereby irrevocably constitutes and appoints the U.S. Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Granting Party and in the name of such Granting Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the U.S. Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the U.S. Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor's Pledged Collateral, and
(y) each Grantor hereby gives the U.S. Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the U.S. Collateral Agent for the purpose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

          (ii) in the case of any Copyright, Patent, or Trademark constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the U.S. Collateral Agent may reasonably request to such Grantor to evidence the U.S. Collateral Agent's and the Lenders' security interest in such Copyright, Patent, or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents, levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

          (iv) (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the U.S. Collateral Agent or as the U.S. Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the U.S. Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent or Trademark constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the U.S. Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the U.S. Collateral Agent were the absolute owner thereof for all purposes, and do, at the U.S. Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the U.S. Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the U.S. Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

          (b) The reasonable expenses of the U.S. Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans that are U.S. RCF Loans under the Credit Agreement, from the date of payment by the U.S. Collateral Agent to the date reimbursed by the relevant Granting Party, shall be payable by such Granting Party to the U.S. Collateral Agent on demand.

          (c) Each Granting Party hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Granting Party until this Agreement is terminated as to such Granting Party, and the security interests in the Security Collateral of such Granting Party created hereby are released.

          Section 7.2. Duty of U.S. Collateral Agent. The U.S. Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Security Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the U.S. Collateral Agent deals with similar property for its own account. None of the U.S. Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Security Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Security Collateral upon the request of any Granting Party or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Security Collateral or any part thereof. The powers conferred on the U.S. Collateral Agent and the other Secured Parties hereunder are solely to protect the U.S. Collateral Agent's and the other Secured Parties' interests in the Security Collateral and shall not impose any duty upon the U.S. Collateral Agent or any other Secured Party to exercise any such powers. The U.S. Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Granting Party for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined in a final non-appealable decision issued by a court of competent jurisdiction).

          Section 7.3. Financing Statements. Pursuant to any applicable law, each Granting Party authorizes the U.S. Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party's Security Collateral without the signature of such Granting Party in such form and in such filing offices as the U.S. Collateral Agent reasonably determines appropriate to perfect the security interests of the U.S. Collateral Agent under this Agreement. Each Granting Party authorizes the U.S. Collateral Agent to use any collateral description determined by the U.S. Collateral Agent, including, without limitation, the collateral description "all personal property" or "all assets" in any such financing statements.

          Section 7.4. Authority of U.S. Collateral Agent. Each Granting Party acknowledges that the rights and responsibilities of the U.S. Collateral Agent under this Agreement with respect to any action taken by the U.S. Collateral Agent or the exercise or non-exercise by the U.S. Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the U.S. Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the U.S. Collateral Agent and the Granting Parties, the U.S. Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Granting Party shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          Section 7.5. Right of Inspection. Upon reasonable written advance notice to any Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the U.S. Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the U.S. Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the U.S. Collateral Agent at such Grantor's reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The U.S. Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor's Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                                  ARTICLE VIII

                           Non-Lender Secured Parties

          Section 8.1. Rights to Collateral. (a) The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following: (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Guarantor under this Agreement or release any Collateral from the Liens of any Security

Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of Holdings or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a "Bankruptcy") with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy which is provided by one or more Lenders among others (including on a priming basis under Section 364(d) of the Bankruptcy Code);
(vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

          (b) Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the U.S. Collateral Agent and the Lenders, with the consent of the U.S. Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain from enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of Holdings or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

          (c) Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties' claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.

          (d) Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the U.S. Collateral Agent and the Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations, and may release any Guarantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

          Section 8.2. Appointment of Agent. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the U.S. Collateral Agent, as agent under the Credit Agreement (and all officers, employees or agents designated by the U.S. Collateral Agent) as such Person's true and lawful agent and attorney-in-fact, and in such capacity, the U.S. Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person's name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the U.S. Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the U.S. Collateral Agent has appointed the U.S. Administrative Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

          Section 8.3. Waiver of Claims. To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the U.S. Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the U.S. Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person. None of the U.S. Collateral Agent or any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings, any Subsidiary of Holdings, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person (as determined in a final non-appealable decision by a court of competent jurisdiction).

                                   ARTICLE IX

                                  Miscellaneous

          Section 9.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Granting Party and the U.S. Collateral Agent (acting at the directions of the Required Lenders or, if required pursuant to Section 11.1 of the Credit Agreement, all of the Lenders), provided that (a) any provision of this Agreement imposing obligations on any Granting Party may be waived by the U.S. Collateral Agent in a written instrument executed by the U.S. Collateral Agent (acting at the directions of the Required Lenders or, if required pursuant to Section 11.1 of the Credit Agreement, all of the Lenders) and (b) notwithstanding anything to the contrary in subsection 11.1 of the Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of "Secured Party" or subsection 6.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.

          Section 9.2. Notices. All notices, requests and demands to or upon the U.S. Collateral Agent or any Granting Party hereunder shall be effected in the manner provided for in subsection 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the U.S. Collateral Agent and the U.S. Administrative Agent given in accordance with subsection 11.2 of the Credit Agreement.

          Section 9.3. No Waiver by Course of Conduct; Cumulative Remedies. None of the U.S. Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the U.S. Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the U.S. Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the U.S. Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          Section 9.4. Enforcement Expenses; Indemnification. (a) Each Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the U.S. Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the U.S. Collateral Agent and the U.S. Administrative Agent.

          (b) Each Grantor jointly and severally agrees to pay, and to save the U.S. Collateral Agent, the U.S. Administrative Agent and the other Secured Parties harmless from, (x) any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Security Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the "indemnified liabilities"), in each case to the extent the Parent Borrower would be required to do so pursuant to subsection 11.5 of the Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the U.S. Collateral Agent or any other Secured Party (as determined in a final non-appealable decision by a court of competent jurisdiction).

          (c) The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          Section 9.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Granting Parties, the U.S. Collateral Agent and the Secured Parties and their respective successors and assigns; provided that no Granting Party may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the U.S. Collateral Agent.

          Section 9.6. Set-Off. Each Guarantor hereby irrevocably authorizes each of the Administrative Agent and the U.S. Collateral Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or any of the Borrowers, any such notice being expressly waived by each Guarantor and by each Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) of the Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Guarantor hereunder, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the U.S. Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party may elect. The U.S. Collateral Agent, the U.S. Administrative Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the U.S. Collateral Agent, the U.S. Administrative Agent and each other Secured Party under this subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the U.S. Collateral Agent, the U.S. Administrative Agent or such other Secured Party may have.

          Section 9.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          Section 9.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Stock issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Stock or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, "Applicable Law") and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

          Section 9.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          Section 9.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Granting Parties, the U.S. Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Granting Parties, the U.S. Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          Section 9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          Section 9.12. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America located in the county of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the U.S. Collateral Agent and the U.S. Administrative Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the U.S. Collateral Agent and the U.S. Administrative Agent) shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any consequential or punitive damages.

          Section 9.13. Acknowledgments. Each Guarantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) none of the U.S. Collateral Agent, the U.S. Administrative Agent or any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the U.S. Collateral Agent, the U.S. Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Secured Parties or among the Guarantors and the Secured Parties.

          Section 9.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          Section 9.15. Additional Granting Parties. Each new Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to subsection 7.9(b) of the Credit Agreement shall become a Granting Party for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 2 hereto. Each existing Granting Party that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Parent Borrower pursuant to subsection 7.9(b) of the Credit Agreement shall become a Pledgor with respect thereto upon execution and delivery by such Granting Party of a Supplemental Agreement substantially in the form of Annex 2 hereto.

          Section 9.16. Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations then due and owing shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, all Security Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the U.S. Collateral Agent and each Granting Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Security Collateral shall revert to the Granting Parties. At the request and sole expense of any Granting Party following any such termination, the U.S. Collateral Agent shall deliver to such Granting Party any Security Collateral held by the U.S. Collateral Agent hereunder, and execute and deliver to such Granting Party such documents (including without limitation UCC termination statements) as such Granting Party shall reasonably request to evidence such termination.

          (b) In connection with any sale or other disposition of Security Collateral permitted by the Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Security Collateral shall be automatically released. In connection with the sale or other disposition of all of the Capital Stock of any Guarantor (other than to Holdings, the Parent Borrower or a Subsidiary of either) or the sale or other disposition of Security Collateral (other than a sale or disposition to another Grantor) permitted under the Credit

Agreement, the U.S. Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of such Guarantor from its Guarantee or the release of the Security Collateral subject to such sale or other disposition, identifying such Guarantor or the relevant Security Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents, execute and deliver to the relevant Granting Party (at the sole cost and expense of such Granting Party and without representation or warranty of any kind) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable for the release of such Guarantee or the Liens created hereby on such Security Collateral, as applicable, as such Granting Party may reasonably request.

          Section 9.17. Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the U.S. Collateral Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

          (b) The obligations of any Guarantor in respect of this Agreement to the U.S. Collateral Agent, for the benefit of each holder of Secured Obligations, shall, notwithstanding any judgment in a currency (the "judgment currency") other than the currency in which the sum originally due to such holder is denominated (the "original currency"), be discharged only to the extent that on the Business Day following receipt by the U.S. Collateral Agent of any sum adjudged to be so due in the judgment currency, the U.S. Collateral Agent may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such holder in the original currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the U.S. Collateral Agent for the benefit of such holder, against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to the U.S. Collateral Agent, the U.S. Collateral Agent agrees to remit to the Parent Borrower, such excess. This covenant shall survive the termination of this Agreement and payment of the Obligations and all other amounts payable hereunder.

     [Remainder of page left blank intentionally; Signature page to follow.]

     IN WITNESS WHEREOF, the undersigned has caused this U.S. Guarantee and Collateral Agreement to be duly executed and delivered as of the date first written above.

                                        RSC HOLDINGS II, LLC


                                        By: /s/ Keith A. Sawottke
                                            ------------------------------------
                                        Name:   Keith A. Sawottke
                                              ----------------------------------
                                        Title:  Senior Vice President and
                                                Chief Financial Officer
                                               ---------------------------------


                                        RSC HOLDINGS III, LLC


                                        By: /s/ Keith A. Sawottke
                                            ------------------------------------
                                        Name:   Keith A. Sawottke
                                              ----------------------------------
                                        Title:  Senior Vice President and
                                                Chief Financial Officer
                                               ---------------------------------


                                        RENTAL SERVICE CORPORATION


                                        By: /s/ Keith A. Sawottke
                                            ------------------------------------
                                        Name:   Keith A. Sawottke
                                              ----------------------------------
                                        Title:  Senior Vice President and
                                                Chief Financial Officer
                                               ---------------------------------


Acknowledged and Agreed to as
of the date hereof by:

DEUTSCHE BANK AG, NEW YORK BRANCH,
   as U.S. Collateral Agent and U.S.
   Administrative Agent


By: /s/ Marguerite Sutton
    ---------------------------------
Name:   Marguerite Sutton
      -------------------------------
Title:  Director
       ------------------------------


By: /s/ Omayra Lavcella
    ---------------------------------
Name:   Omayra Lavcella
      -------------------------------
Title:  Vice President
       ------------------------------

                                                                      SCHEDULE 1

                         NOTICE ADDRESSES OF GUARANTORS

          Notices, requests or demands to or upon any Guarantor under the U.S. Guarantee and Collateral Agreement shall be made to such Guarantor:

c/o RENTAL SERVICE CORPORATION
6929 East Greenway Parkway
Scottsdale, Arizona 85254
Attention: Kevin Loughlin, Vice President and Treasurer
Facsimile: (281) 647-5002
Telephone: (281) 647-2412

with copies to:

Ripplewood Holdings, L.L.C.
1 Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention: Christopher P. Minnetian, Esq.
Facsimile: (212) 218-2778
Telephone: (212) 582-6700

Oak Hill Capital Management, LLC
65 East 55th Street, 36th Floor
New York, New York 10022
Attention: John R. Monsky, Esq.
Facsimile: (212) 758-3572
Telephone: (212) 326-1590

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Paul D. Brusiloff, Esq.
Facsimile: (212) 521-7015
Telephone: (212) 909-6015

                                                                      SCHEDULE 2

                               PLEDGED SECURITIES

I. PLEDGED STOCK

                                                                                 NUMBER OF     % OF ALL ISSUED
                                         CLASS OF                                SHARES OR    CAPITAL OR OTHER
                                         STOCK OR                 CERTIFICATE    INTERESTS   EQUITY INTERESTS OF
PLEDGOR                   ISSUER        INTERESTS   PAR VALUE       NO(S).        PLEDGED      ISSUER PLEDGED
-----------------   -----------------   ---------   ---------   --------------   ---------   -------------------
RSC Holdings II,    RSC Holdings III,   N/A         N/A         Uncertificated       N/A             100%
LLC                 LLC
RSC Holdings III,   Rental Service      Common      No par             2           1,000             100%
LLC                 Corporation                     value.
Rental Service      Rental Service      Common      No par             8             715              65%
Corporation         Corporation of                  value.
                    Canada Ltd.
Rental Service      Rental Service      Common      No par             9             385              35%
Corporation         Corporation of                  value.
                    Canada Ltd.

II. PLEDGED NOTES

     None.

                                                                      SCHEDULE 3

                               PERFECTION MATTERS

Existing Security Interests

     None.

UCC Filings

GRANTING PARTY                    STATE       FILING OFFICE     DOCUMENT FILED
-----------------------------   --------   ------------------   --------------
1. RSC Holdings II, LLC         Delaware   Secretary of State   Form UCC-1
2. RSC Holdings III, LLC        Delaware   Secretary of State   Form UCC-1
3. Rental Service Corporation   Arizona    Secretary of State   Form UCC-1

Intellectual Property Filings

A.   FILINGS WITH THE U.S. PATENT AND TRADEMARK OFFICE

Filing of a Notice of Grant of Security Interest in Trademarks owned by Rental Service Corporation

B.   FILINGS WITH THE U.S. COPYRIGHT OFFICE

Filing of a Notice of Grant of Security Interest in Copyrights owned by Rental Service Corporation

                                                                      SCHEDULE 4

                    LOCATION OF JURISDICTION OF ORGANIZATION

GRANTING PARTY               JURISDICTION OF INCORPORATION
--------------------------   -----------------------------
RSC Holdings II, LLC         Delaware, United States
RSC Holdings III, LLC        Delaware, United States
Rental Service Corporation   Arizona, United States

                                                                      SCHEDULE 5

                              INTELLECTUAL PROPERTY

A.   PATENTS AND PATENT LICENSES

     None.

B.   TRADEMARKS AND TRADEMARK LICENSES

1. U.S. Trademarks

                                                                                               OWNER OF
TRADEMARK                  APP. NO.    APP. DATE   REG. NO.   REG. DATE         STATUS          RECORD
---------                  --------   ----------   --------   ---------   ------------------   --------
1-888-RENT-RSC             75939274   3/3/2000     2435179    3/13/2001   Registered 3/13/01   RSC

1-888-RENT-RSC             75937962   3/3/2000     2435174    3/13/2001   Registered 3/13/01   RSC

BRAND ON COMMAND           78757357   11/18/2005                          Pending              RSC

RENT OUR EQUIPMENT CUT     78570582   2/18/2005    3147687    9/26/06     Registration         RSC
YOUR COSTS                                                                9/26/06
                                                                          RSC elected not
                                                                          to pursue further

RENT OUR EQUIPMENT RAISE   78560196   2/3/2005                            Published for        RSC
YOUR PROFITS                                                              Opposition
                                                                          10/17/06

RSC                        78795158   1/19/2006                           Pending              RSC

RSC                        75319879   7/7/1997     2264049    7/27/1999   Sec. 8 & 15          RSC
                                                                          Accepted 1/14/05

RSC EQUIPMENT RENTAL       78492564   9/30/2004    3136868    8/29/2006   Registered 8/29/06   RSC

RSC ONLINE                 78534413   12/17/2004   3111367    7/4/2006    Registration         RSC
                                                                          7/4/06

RSC RENTAL SERVICE         74709781   8/1/1995     2028379    1/7/1997    Sec. 8 & 15          RSC
CORPORATION                                                               Accepted 3/28/03

RSC'S BRAND ON COMMAND     78757380   11/18/2005                          Approved for         RSC
                                                                          Publication
                                                                          10/20/06

TOTAL CONTROL              76510869   4/30/2003    2850473    6/8/2004    Registered 6/8/04    RSC

2. State Trademarks

                                                                                            OWNER OF
STATE           TRADEMARK     APP. NO.     APP. DATE    REG. NO.   REG. DATE     STATUS      RECORD
-----        --------------   --------   ------------   --------   ---------   ----------   --------
Wisconsin+   SARGE'S A-1                 November 17,                          Registered   RSC
             RENTALS                     1999

Kansas+      VALLEY RENTALS              August 21,                            Registered   RSC
                                         1998

Kansas+      CENTER                      August 21,                            Registered   RSC
             RENTAL,                     1998
             SALES, SERVICE

+    These are state trademark registrations which RSC does not intend to renew.

3. Foreign Trademarks

                                                                                                OWNER OF
STATE           TRADEMARK      APP. NO.     APP. DATE     REG. NO.   REG. DATE     STATUS        RECORD
-----        --------------   ---------   ------------   ---------   ---------   ----------   ------------
Canada       TOTAL CONTROL    1195024     10/29/2003     TMA672415   9/12/2006   Registered   RSC
                              RSC-10124                                          9/12/06

Mexico       RSC EQUIPMENT                4/22/2005      890294                               Atlas Copco
             RENTAL 800.222.                                                                  Mexicana
             7777                                                                             Tlainepantia
                                                                                              Mexico*

Mexico       RSC EQUIPMENT                4/22/2005      889386                               Atlas Copco
             RENTAL                                                                           Mexicana
             800.222.7777                                                                     Tlainepantia
                                                                                              Mexico*

*    To be assigned to RSC

4. Trademark Licenses

None.

C.   COPYRIGHTS AND COPYRIGHT LICENSES

1. U.S. Registered Copyrights

                                                         OWNER OF
TITLE                          REG. NO.      REG. DATE    RECORD
-----                        ------------   ----------   --------
Main--Industrial Air Tools   TX-5-866-708   10/28/2003   RSC
tool rental system

2. Copyright Licenses(1)

     1. AT&T Master Agreement Version IX MA Reference No. 120681 dated May 27, 2003 between the Company and AT&T, together with Addendum thereto of even date therewith, and any Supplement, Addendum, or Annex thereto.

     2. Software License Agreement dated November 14, 2000 between Acceleron Incorporated and RSC.

     3. Kronos Sales Agreement and Software License dated as of May 14, 2004 between Kronos Incorporated and Rental Service Corporation.

----------
(1) Other agreements (including licenses) with any Grantor with respect to other software or incidental use of trademarks or technology are not listed.

     4. Non-Exclusive License Agreement dated August 31, 1994 between Lawson Associates Inc. and RSC (successor to Acme Holdings, Inc.), together with Addenda thereto.

     5. Master Agreement dated August 31, 1994 between Wynne Systems, Inc. and ACME Acquisition Corp., together with Amendment Number One thereto dated December 10, 1999, Amendment Number Two thereto dated as of September 3, 2003 and Custom Programming and Confidentiality Agreement dated March 20, 1998.

     6. CopperKey Data and Professional Services Agreement 0105 dated as of December 13, 2004 between RSC and CopperKey, Inc.

     7. License and Services Agreement dated December 15, 2005 between PROS Revenue Management, L.P. dba PROS Pricing Solutions and RSC, together with First Amendment thereto dated March 20, 2006.

     8. Services and Software License Agreement dated as of December 17, 2002 between the Company and ProBusiness Services, Inc., as amended by First Amendment thereto dated May 31, 2005.

     9. Software License Agreement dated February 25, 2003 between Conduit Internet Technologies, Inc. and RSC.

     10. Qualcomm - Omnitracs and Omniexpress Contract, dated September 26, 2003, and any Amendment thereto.

     11. Safety Solutions Systems Amendment to Contract Customer Training Information and Data Management, dated March 13, 2006.

     12.  Taleo Application Service Provider Agreement (dated June 20, 2005).

     13. Multivendor Information Technology Recovery Services Contract, together with Statement of Work for Services - IBM Business Continuity and Recovery Services for Operating System Restore, effective October 7, 2006, between IBM Corporation and Rental Service Corporation as supplemented or amended.

     14. IBM Agreement for Exchange of Confidential Information, dated September 16, 2003, between Atlas Copco North America (c/o Rental Service Corporation) and International Business Machines Corporation.

     15. Relavis Corporation Consulting Services Agreement, effective as of May 19, 2004, between Relavis Corporation and Rental Service Comparison.

     16. Sprint Customer Service Agreement No. BSG0408-2640, between Sprint and RSC.

     17. Bellsouth Business Master Agreement For Regulated Services and Volume Term Agreement, effective September 1, 2004, between RSC and affiliates and BellSouth Telecommunications, Inc.

     18. Qwest ISDN PRS, and/or DSS advanced and/or UAS Bulk Rated Agreement, undated, between RSC and Qwest Corporation.

     19. Texas Primary Rate ISDN SmartTrunk Promotion, effective December 8, 2004, between Southwestern Bell Telephone and RSC.

     20. Boomerang Software License Agreement, dated October 4, 2001, by and between Acceleron, Inc. and Rental Service Corporation.

     21. Maintenance & Support Agreement, Schedule B to the Boomerang Software License Agreement, dated October 4, 2001, by and between Acceleron, Inc. and Rental Service Corporation.

     22. Safety Solutions Systems Amendment to Contract Authority to Amend Contract and Return of Data and Software Code, dated April 19, 2006.

     23. Safety Solutions Systems Amendment to Contract Employee/Customer Training Information and Data Management, dated April 19, 2006.

     24. Safety Solutions Systems Amendment to Contract Customer Training Information and Data Management, dated March 13, 2006.

     25. Safety Solutions Systems Amendment to Contract Books and Records, dated September 26, 2005.

     26. Safety Solutions Systems Amendment to Letter of Intent and Contract DOT HAZMAT Training Employee Training Management & Data Management, dated October 27, 2005.

     27.  Safety Solutions Systems Amendment Letter to Contract-Ad Hoc Services
          - Project Management, Programming, Integration, Data Auditing and Data Entry, dated October 27, 2005.

     28. DOT Compliance Management Project Review Summary, dated August 8, 2006, as related to Rental Service Corporation and Safety Solutions Systems.

     29. Letter regarding Contractual Compliance Status Statement, dated September 14, 2006.

     30. Professional Services and Non-Disclosure Agreement, dated February 6, 2003, by and between Software Architects, Inc. and Rental Service Corporation.

     31. Mutual Non-Disclosure Agreement, dated January 28, 2003, by and between Software Architects, Inc. and Rental Service Corporation.

     32. Amendment 1 to Professional Services and Non-Disclosure Agreement, dated as of March 5, 2004, between Software Architects, Inc. and Rental Service Corporation.

     33. Amendment 2 to Professional Services Agreement, dated as of March 6, 2005 between Software Architects, Inc. and Rental Service Corporation.

     34. Amendment 3 to Professional Services Agreement, dated as of February 7, 2006, between Software Architects, Inc. and Rental Service Corporation.

     35. Letter Agreement dated July 6, 2006, between Data Rich International addressed to Rental Service Corporation.

     36. Agreement for Consulting Service, dated as of July 28, 2006, by and between Rental Service Corporation and Technology Transfer Incorporated.

     37. Pembrooke Contract for Services, dated as of August 30, 2005, by and between Pembrooke Occupational Health, Inc. and Rental Service Corporation.

     38. Consent Agreement, effective July 31, 2006, by and between the Royal Shakespeare Company and Rental Service Corporation.

     39. Total Control software is licensed to certain customers in the ordinary course of business.

     40. Licenses for the following software: IBM Lotus Notes CEO, Symantec Anti-Virus Enterprise Edition and Microsoft MS Enterprise Agreement (Windows and MS Office).

                                                                      SCHEDULE 6

                                    CONTRACTS

                                      None.

                                                                      SCHEDULE 7

                             COMMERCIAL TORT CLAIMS

                                      None.

                                                                         ANNEX 1
                                                                              to
                                         U.S. Guarantee and Collateral Agreement

                          ACKNOWLEDGEMENT AND CONSENT*

          The undersigned hereby acknowledges receipt of a copy of the U.S. Guarantee and Collateral Agreement, dated as of November 27, 2006 (the "Agreement"), made by the Granting Parties thereto for the benefit of Deutsche Bank AG, New York Branch, as U.S. Collateral Agent and U.S. Administrative Agent. The undersigned agrees for the benefit of the U.S. Collateral Agent, the U.S. Administrative Agent and the Lenders as follows:

          The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          The undersigned will notify the U.S. Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.1 of the Agreement.

          The terms of subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 of the Agreement.

                                        [NAME OF ISSUER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Fax:
                                             -----------------------------------

----------
* This consent is necessary only with respect to any Issuer which is not also a Granting Party.

                                                                         ANNEX 2
                                                                              to
                                         U.S. Guarantee and Collateral Agreement

                              ASSUMPTION AGREEMENT

          ASSUMPTION AGREEMENT, dated as of __________ __, ____, made by_____________________________, a ___________ corporation (the "Additional
Granting Party"), in favor of DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. collateral agent (in such capacity, the "U.S. Collateral Agent") and as U.S. administrative agent (in such capacity, the "U.S. Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in such the U.S. Guarantee and Collateral Agreement referred to below, or if not defined therein, in the Credit Agreement.

                                   WITNESSETH:

WHEREAS, RSC HOLDINGS II, LLC ("Holdings"), RSC HOLDINGS III, LLC (the "Parent Borrower"), RENTAL SERVICE CORPORATION ("RSC"), RENTAL SERVICE CORPORATION OF CANADA LTD., the other Borrowers parties thereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as U.S. administrative agent and U.S. collateral agent, DEUTSCHE BANK AG, CANADA BRANCH, as Canadian agent and Canadian collateral agent, and the other parties party thereto are parties to a Credit Agreement, dated as of November 27, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, Holdings, the Parent Borrower, RSC and certain of its Subsidiaries are, or are to become, parties to the U.S. Guarantee and Collateral Agreement, dated as of November 27, 2006 (as amended, supplemented, waived or otherwise modified from time to time, the "U.S. Guarantee and Collateral Agreement"), in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the U.S. Guarantee and Collateral Agreement);

          WHEREAS, the Additional Granting Party is a member of an affiliated group of companies that includes the Parent Borrower and each other Granting Party; the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to one or more of the other Granting Parties (including the Additional Granting Party) in connection with the operation of their respective businesses; and the Borrowers and the other Granting Parties (including the Additional Granting Party) are engaged in related businesses, and each such Granting

Party (including the Additional Granting Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

          WHEREAS, the Credit Agreement requires the Additional Granting Party to become a party to the U.S. Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the U.S. Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. U.S. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Granting Party, as provided in subsection 9.15 of the U.S. Guarantee and Collateral Agreement, hereby becomes a party to the U.S. Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor, Grantor and Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor, Grantor and Pledgor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the U.S. Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. The Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Granting Party, in its capacities as a Guarantor, Grantor and Pledgor, contained in Section 4 of the U.S. Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM OR CONTROVERSY RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTING PARTY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Acknowledged and Agreed to as
of the date hereof by:

DEUTSCHE BANK AG, NEW YORK BRANCH
as U.S. Collateral Agent and
U.S. Administrative Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                                                       ANNEX 1-A
                                                                              to
                                                            Assumption Agreement

                                  Supplement to
                       Guarantee and Collateral Agreement
                                   Schedule 1

                                  Supplement to
                       Guarantee and Collateral Agreement
                                   Schedule 2

                                  Supplement to
                       Guarantee and Collateral Agreement
                                   Schedule 3

                                  Supplement to
                       Guarantee and Collateral Agreement
                                   Schedule 4

                                  Supplement to
                       Guarantee and Collateral Agreement
                                   Schedule 5

                                  Supplement to
                       Guarantee and Collateral Agreement
                                   Schedule 6

                                  Supplement to
                       Guarantee and Collateral Agreement
                                   Schedule 7

                                  Supplement to
                       Guarantee and Collateral Agreement